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                                                                    EXHIBIT 23.3



                               CONSENT OF COUNSEL



     The undersigned hereby consents to the use of our name and the statement with respect to our firm appearing under the heading "Experts" included in the Registration Statement on Form S-1 for BioTransplant, Inc.

                                          /s/ CARELLA, BYRNE, BAIN, GILFILLAN,
                                              CECCHI, STEWART & OLSTEIN, P.A.
                                          --------------------------------------

                                          CARELLA, BYRNE, BAIN, GILFILLAN,


                                          CECCHI, STEWART & OLSTEIN, P.A.


                                          6 Becker Farm Road


                                          Roseland, New Jersey 07068


DATED: May 6, 1996